Exhibit 10.9

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FOURTH AMENDMENT TO
UNDERWRITING SERVICES AGREEMENT

This Fourth Amendment to the Underwriting Services Agreement (the "Amendment") is entered into between E-LOAN, a California corporation, located at 5875 Arnold Road, Dublin, CA 94568 ("E-LOAN"), and PMI MORTGAGE SERVICES CO., a California corporation, located at 601 Montgomery Street, San Francisco, CA 94111 ("PMI").

WHEREAS, PMI and E-Loan entered into an Underwriting Services Agreement (the "Agreement") on or about June 12, 1998 and amended said Agreement on or about July 31, 1998, and on or about May 3, 1999 and on or about February 23, 2001, and

WHEREAS, PMI and E-LOAN wish to amend the Agreement with respect to the Review Fees under the Agreement;

NOW, THEREFORE, PMI and E-LOAN agree to amend the Agreement on the following terms and conditions.

    Exhibit G of the Agreement is hereby amended in its entirety to read as follows:

    The Review Fee for each Mortgage Loan Package submitted hereunder shall be as follows:

      for those Mortgage Loan Packages underwritten under the Agency Underwriting Guidelines for which Mortgage Insurance is not issued, the Review Fee shall be [**], and the Review Fee for those Mortgage Loan Packages underwritten under the Agency Underwriting Guidelines for which Mortgage Insurance is requested shall be [**].

      for those Mortgage Loan Packages underwritten under the Platinum Plus Underwriting Guidelines for which Mortgage Insurance is not issued, the Review Fee shall be [**], and the Review Fee for those Mortgage Loan Packages underwritten under the Platinum Plus Underwriting Guidelines for which Mortgage Insurance is requested shall be [**].

      On Site Review Fee. For those Mortgage Loan Packages underwritten at E-LOAN's designated location, E-LOAN shall be charged a monthly Review Fee as follows:

        $[**] per On-Site underwriter multiplied by the number of days PMI performed On-Site underwriting during the month; Less

        A credit of $[**] per Mortgage Loan Package underwritten On-Site for which Mortgage Insurance is requested, subject to a maximum credit of $25.00 multiplied by the number of days PMI performed On-Site underwriting during the month; Provided that

        The minimum monthly Review Fee payable by E-LOAN shall be $[**] multiplied by the number of days PMI performed On-Site underwriting during the month.

        In addition, E-LOAN shall pay actual overtime costs incurred by PMI for each On-Site underwriter who works in excess of eight (8) hours per day or forty (40) hours per week.

    This On-Site per diem Review Fee does not include the per loan fees to underwrite Mortgage Loan Packages at E-LOAN's site pursuant to an underwriting services agreement between PMI and an investor/third party. Review Fees for the underwriting of such Mortgage Loan Packages will also be billed to E-LOAN pursuant to the investor/third party's underwriting services agreement and the applicable fee payment agreement between PMI and E-LOAN. This arrangement may result in PMI collecting both a fee to cover the expense of the underwriter and a per loan fee.

    Paragraph 3 C of the Underwriting Services Agreement shall be amended in its entirety to read as follows:

    Costs and Expenses. E-LOAN will pay for the costs of delivery to PMI of each Mortgage Loan Package. PMI will pay for all other costs or expenses it may incur in connection with the performance of services under this Agreement, including the delivery of the Mortgage Package to E-LOAN. However, reasonable travel expenses incurred by PMI's on-site underwriters in the course of performing Services at E-LOAN's designated location shall be reimbursed to PMI by E-LOAN. Reasonable travel expenses include transportation (airfare, taxis, car rental, lodging, meals, etc.). PMI shall use its best efforts to provide E-LOAN with an estimate of such expenses prior to commencing On-Site services. The parties agree, however, that actual expenses may exceed any estimate and E-LOAN agrees to reimburse PMI for all reasonable incurred expense in that event.

    PMI and E-LOAN agree that the fees to be paid to PMI represent fair and reasonable compensation for the value of the services provided herein. In the event that PMI concludes, based upon subsequent events or information, that the fee arrangements violate or conflict, or may violate or conflict, with RESPA, other applicable law, or the injunction issued as part of the settlement of the litigation, Baynham v. PMI Mortgage Insurance Co., the parties agree to amend this Agreement to provide for an alternate fee structure which complies with the law or injunction, or in the alternative, either party may terminate this Agreement.

    This Amendment shall become effective as of March 11, 2002.

    Except as amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this instrument on the date set forth below.

E-LOAN /s/ Steve Majerus By: Steve Majerus Its: SVP, Capital Markets Date: March 28, 2002	PMI MORTGAGE SERVICES CO. _________________ By: Janet Parker Its: Sr. Vice President, Risk Management Date: _____________, 2002

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